OncoSec Announces $30 Million USD Strategic Investment at a Premium to Market by
China Grand Pharmaceutical and Healthcare Holdings (CGP) in Connection with Exclusive License to TAVO™ in Greater China and 35 Other Asian Countries

CGP Obtains a 12-Month Option to Offer to Acquire the Remaining Shares of OncoSec at the Greater of $4.50 Per Share or 110% of the Market Price

PENNINGTON, NJ, October 10, 2019 — OncoSec Medical Incorporated (OncoSec) (Nasdaq:ONCS), a late-stage intratumoral cancer immunotherapy company, today announced it entered into a strategic transaction with Grand Decade Developments Limited (Grand Decade), a direct, wholly-owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (CGP) (HKG:512), and its affiliate, Sirtex Medical US Holdings, Inc. (Sirtex).

Details of the transaction are as follows:

●	OncoSec will receive a $30 million investment from CGP and its affiliate Sirtex at $2.50 per share, an approximate 25% premium to the average share price over the last 20 days since October 9, 2019. The transaction is subject to shareholder approval.
○ Upon the closing of this transaction, CGP and Sirtex together will hold 53% of OncoSec common shares and will be entitled to three of nine seats on the OncoSec Board of Directors.
○ Should CGP seek to offer to acquire the remaining shares of OncoSec within the 12 months following the closing of the transaction, the offer price for the outstanding shares of OncoSec must be the greater of $4.50 per share or 110% of the last closing stock price of the common stock on the date prior to making an offer to acquire the remaining outstanding shares of common stock.
●	OncoSec will grant Grand Decade and its affiliates an exclusive license to develop, manufacture, commercialize, or otherwise exploit OncoSec’s current and future products, including TAVO™ and OncoSec’s new Visceral Lesion Applicator (VLA), in Greater China[1] and 35 other Asian countries (the “Territory”). Grand Decade will pay up to 20% royalties on the net sales of such products in the Territory.
●	Sirtex will support and assist OncoSec with pre-marketing activities for TAVO and VLA in exchange for low single-digit royalties on TAVO and VLA net sales outside the Territory.

More details of the transaction documents can be found in OncoSec’s filings with the U.S. Securities and Exchange Commission.

If approved by its shareholders, this transaction will provide OncoSec with funding to complete its two ongoing clinical trials of TAVO in combination with Merck’s KEYTRUDA®, including its pivotal trial (KEYNOTE-695) in checkpoint-refractory metastatic melanoma and its ongoing clinical trial (KEYNOTE-890) in chemo-refractory metastatic triple negative breast cancer. OncoSec anticipates filing for accelerated approval in the U.S. following the completion of its KEYNOTE-695 trial in 2020.

1 “Greater China” means Mainland China, Hong Kong, Macao and Taiwan.

TAVO (tavokinogene telseplasmid) enables the intratumoral delivery of DNA-based interleukin-12 (IL-12), a naturally occurring protein with immune-stimulating functions. Completion of the transaction is expected to occur by the end of 2019, subject to approval by OncoSec shareholders, regulatory approvals and other customary closing conditions.

“This infusion of capital would significantly strengthen OncoSec’s balance sheet and provide support to complete our ongoing pivotal clinical trial, KEYNOTE-695, in checkpoint-refractory metastatic melanoma in combination with KEYTRUDA and our ongoing clinical trial, KEYNOTE-890, in chemo-refractory metastatic triple negative breast cancer,” said Daniel O’Connor, OncoSec’s President and CEO. “CGP is a global pharmaceutical company that has significant interests and holdings in the immuno-oncology space with the expertise and infrastructure to broadly introduce TAVO within these important Greater China markets where there remains a significant unmet need in a variety of cancers, while also providing support to our development activities elsewhere. We look forward to a long and fruitful partnership with them.”

Torreya Partners, LLC is acting as financial advisor and Alston & Bird is serving as legal advisor to OncoSec.

About CGP

CGP is a public company listed on the Hong Kong stock exchange with a market capitalization of approximately $1.8 billion USD. CGP develops, manufactures and distributes pharmaceutical products and medical devices to retailers and medical organisations. CGP currently distributes its products to approximately 6,000 hospitals and approximately 30,000 pharmacies and has a sales team of more than 2,000 employees. CGP also has significant experience in R&D and product commercialisation in China. Such experience dealing with the relevant Chinese regulatory bodies makes CGP an ideal strategic partner for OncoSec as it looks to gain regulatory approval to introduce TAVO™ to the Chinese market. For more information, visit www.chinagrandpharm.com.

About Sirtex

Sirtex Medical is a global healthcare business company with offices in the U.S., Australia, Europe and Asia, working to improve outcomes in people with cancer. The Company’s current lead product is a targeted radiation therapy for liver cancer called SIR-Spheres® Y-90 resin microspheres. More than 100,000 doses have been supplied to treat patients with liver cancer at more than 1,000 medical centers in over 40 countries. For more information, visit www.sirtex.com.

About OncoSec Medical Incorporated

OncoSec is a late-stage biotechnology company focused on developing cytokine-based intratumoral immunotherapies to stimulate the body’s immune system to target and attack cancer. OncoSec’s lead immunotherapy investigational product candidate – TAVO™ (tavokinogene telseplasmid) – enables the intratumoral delivery of DNA-based interleukin-12 (IL-12), a naturally occurring protein with immune-stimulating functions. The technology, which employs electroporation, is designed to produce a controlled, localized expression of IL-12 in the tumor microenvironment, enabling the immune system to target and attack tumors throughout the body. OncoSec has built a deep and diverse clinical pipeline utilizing TAVO as a potential treatment for multiple cancer indications either as a monotherapy or in combination with leading checkpoint inhibitors; with the latter potentially enabling OncoSec to address a great unmet medical need in oncology: anti-PD-1 non-responders. Results from recently completed clinical studies of TAVO have demonstrated a local immune response, and subsequently, a systemic effect as either a monotherapy or combination treatment approach. In addition to TAVO, OncoSec is identifying and developing new DNA-encoded therapeuticcandidates and tumor indications for use with its new Visceral Lesion Applicator (VLA), totarget deep visceral lesions, such as liver, lung or pancreatic lesions. For more information,please visitwww.oncosec.com.

TAVO™ trademark of OncoSec Medical Incorporated.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc.

SIR-Spheres® is a registered trademark of Sirtex Medical US Holdings, Inc.

Forward Looking Statements

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The factors that could cause our actual results to differ materially include: the status, progress and results of our clinical programs; our ability to obtain regulatory approvals for, and the level of market opportunity for our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; expectations regarding our liquidity and performance, including expense levels, sources of capital and ability to maintain operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

COMPANY CONTACT:

OncoSec Medical Incorporated

Gem Hopkins

Head of Corporate Communications

858-210-7334

ghopkins@oncosec.com